SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2004

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-7801

Item 5. Other Events.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (SEC File No. 333-116138) of Marshall & Ilsley Corporation (“M&I”) relating to the offering of up to $3 billion of certain debt and equity securities.

On July 29, 2004, M&I completed an offering of $400 million of equity units (referred to as Common SPACES). The purpose of this report is to file with the Commission the opinion and consent of Mayer, Brown, Rowe & Maw LLP regarding certain U.S. federal income tax consequences in connection with the Common SPACES.

Item 7. Exhibits.

(a)	Exhibits

Exhibit No.	Description
8.1	Tax Opinion of Mayer, Brown, Rowe & Maw LLP

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2004	MARSHALL & ILSLEY CORPORATION

	By:	/s/ Randall J. Erickson
Randall J. Erickson, Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
8.1	Tax Opinion of Mayer, Brown, Rowe & Maw LLP

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 8.1)